                                  EXHIBIT 10(B)

                           NATIONAL AUTO CREDIT, INC.
                               555 MADISON AVENUE
                                   29TH FLOOR
                            NEW YORK, NEW YORK 10022


                                                              September 12, 2002


Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549-0609

    Re: National Auto Credit, Inc. Form 10-Q for the Quarter Ended July 31, 2002 (Commission File No. 1-11601)

Ladies and Gentlemen:

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of National Auto Credit, Inc. (the "Issuer") hereby certify that the periodic report referenced above and filed by the Issuer with the Securities and Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

                                                 Very truly yours,

                                                   /s/ Robert V. Cuddihy, Jr.
                                                   --------------------------
                                                   Robert V. Cuddihy, Jr.
                                                   Chief Financial Officer


                                       30